Exhibit 3.13

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on December 3, 2013.

Anthony Giardina
Executive Deputy Secretary of State

Rev. 06/13

ARTICLES OF ORGANIZATION

OF

GREEN TREE CREDIT LLC

Under Section 203 of the

Limited Liability Company Law

THE UNDERSIGNED, being a natural person of at least 18 years of age and acting as the organizer of Green Tree Credit LLC (the “Company”), hereby being formed under Section 203 of the Limited Liability Company Law of the State of New York (the “LLCL”), certifies that:

FIRST. The name of the limited liability company Green Tree Credit LLC.

SECOND. The county within the State of New York in which the office of the Company is to be located is New York County.

THIRD. The Secretary of State is designated as the agent of the Company upon whom process against the Company may be served. The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the Company served upon such Secretary of State is c/o CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, NY 10011.

FOURTH. The name and address of the registered agent for service of process on the Company in the State of New York is CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, NY 10011. Such registered agent is to be the agent of the Company upon whom process against it may be served.

FIFTH. No member of the Company in his capacity as member of the Company shall be personally liable for any debts, obligations or liabilities of the Company pursuant to Section 609 of the LLCL.

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IN WITNESS WHEREOF, I have subscribed this certificate and do hereby affirm the foregoing as true under the penalties of perjury, this 19th of May, 2003.

Deborah A. Tuchman
Sole Organizer

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ARTICLES OF ORGANIZATION

OF

GREEN TREE CREDIT LLC

UNDER SECTION 203 OF THE LIMITED LIABILITY COMPANY LAW

WILLKIE FARR & GALLAGHER 787 SEVENTH AVENUE NEW YORK, NY 10019

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STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on December 3, 2013.

Anthony Giardina
Executive Deputy Secretary of State

Rev. 06/13

CERTIFICATE OF MERGER OF CONSECO FINANCE CREDIT CORP. WITH AND INTO GREEN TREE CREDIT LLC Under Section 1003 of the Limited Liability Company Law * * * * * *

It is hereby certified on behalf of each of the constituent corporations herein named as follows:

FIRST: The names of the constituent corporations are Conseco Finance Credit Corp. (the “Merged Corporation”), a New York corporation, and Green Tree Credit LLC, a New York limited liability company. The name under which Conseco Finance Credit Corp. was originally incorporated is Green Tree Credit Corp. The name of the surviving limited liability company is Green Tree Credit LLC (the “Surviving LLC”).

SECOND: The date the initial certificate of incorporation of the Merged Corporation was filed with the Secretary of State of the State of New York is February 26, 1982. The date the initial articles of organization of the Surviving LLC were filed with the Secretary of State of the State of New York is May 20, 2003.

THIRD: An agreement and plan of merger has been approved and executed by each of the Merged Corporation and the Surviving LLC.

FOURTH: This Certificate of Merger shall be effective upon the filing of the Certificate of Merger with the Secretary of State.

FIFTH: No changes in the articles of organization of the Surviving LLC shall be necessary by reason of the merger.

SIXTH: The Secretary of State is designated as the agent of the Surviving LLC upon whom process against the Surviving LLC maybe served. The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the Surviving LLC served upon such Secretary of State is c/o CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, NY 10011.

SEVENTH: The agreement and plan of merger is on file at a place of business of the Surviving LLC. The address of such place of business is 1100 Landmark Towers, 345 St. Peter Street, Saint Paul, Minnesota 55102.

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EIGHTH: A copy of the agreement and plan of merger will be furnished by the Surviving LLC on request and without cost to any member of the Surviving LLC or any shareholder of the Merged Corporation.

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IN WITNESS WHEREOF, this Certificate of Merger has been duly executed by the undersigned officers this 9th day of June, 2003.

CONSECO FINANCE CREDIT CORP.

By:

	Name:	Brian F. Corey
	Title:	Senior Vice President & Secretary

GREEN TREE CREDIT LLC

By:

	Name:	Brian F. Corey
	Title:	Senior Vice President & Secretary
Authorized Person

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CERTIFICATE OF MERGER OF CONSECO FINANCE CREDIT CORP. WITH AND INTO GREEN TREE CREDIT LLC UNDER SECTION 1003 OF THE LIMITED LIABILITY COMPANY LAW

KIRKLAND & ELLIS 200 E. RANDOLPH DRIVE CHICAGO, IL 60601

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STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on December 3, 2013.

Anthony Giardina Executive Deputy Secretary of State

Rev. 06/13

New York State

Department of State

Division of Corporations, State Records

and Uniform Commercial Code

Albany, NY 12231

www.dos.state.ny.us

CERTIFICATE OF PUBLICATION OF

Green Tree Credit LLC

(Name of Domestic Limited Liability Company)

Under Section 206 of the Limited Liability Company Law

The undersigned is the	Authorized Person	of
(Title*)

Green Tree Credit LLC	.
(Name of Domestic Limited Liability Company)

If the name of the limited liability company has changed, the name under which it was organized

is:	.

The published notices described in the annexed affidavits of publication contain all of the information required by Section 206 of the Limited Liability Company Law.

The newspapers described in such affidavits of publication satisfy the requirements set forth in the Limited Liability Company Law and the designation made by the county clerk.

I certify the foregoing statements to be true under penalties of perjury.

11/9/06
(Date)

(Signature)

Wanda J. Lamb-Lindow

(Type or Print Name)

*	This certificate must be signed by a member, manager, attorney-in-fact or authorized person.

DOS-1706 (6/06)

Affidavit of Publication Under Section 206 of the Limited Liability Company Law

NOTICE OF FORMATION of Green Tree Credit LLC. Arts. of Org. filed with Secy. of State of N.Y. (SSNY) on 5/20/03. Office location: NY County. SSNY designated as agent of LLC upon whom process against it may be served. SSNY shall mail process to: c/o CT Corporation System, 111 8th Ave., NY, NY 10011, registered agent upon whom process may be served. Purpose: all lawful purposes.

720955 s8-F o13

State of New York County of New York, ss.:

The undersigned is the Publisher of the NEW YORK LAW JOURNAL, a Daily Newspaper published in New York, New York. A notice regarding Green Tree Credit LLC was published in said newspaper once in each week for six successive weeks, commencing on 09/08/06 and ending on 10/13/06. The Text of the Notice as published in said newspaper is as set forth below. This newspaper has been designated by the Clerk of New York County for this purpose.

George Dillehay, Publisher

By:	Jennifer Hannafey, Authorized Designee of the Publisher

SWORN TO BEFORE ME, this 13th day of October, 2006

Notary / Cynthia Byrd

Cynthia Byrd Notary Public, State of New York No. 01BY6056945 Qualified in Kings County Commission Expires April 09, 2007

Affidavit of Publication

Under Section 206 of the Limited Liability Company Law

State of New York,

County of New York, ss.:

The undersigned is the publisher of THE CHIEF, Civil Service Leader, a weekly newspaper published in New York, New York. A notice regarding Green Tree Credit LLC was published in said newspaper once in each week for six successive weeks, commencing on September 8, 2006 and ending on October 13, 2006. The text of the notice as published in said newspaper is as set forth below, or in the annexed exhibit. This newspaper has been designated by the Clerk of New York County for this purpose.

Edward Prial

Subscribed and sworn to before me, This 13 day of October 2006

Dayna Zalatoris Notary Public, State of New York No. 01ZA6126383 Qualified In Queens County Commission Expires May 2, 2009

Legal 546

GREEN TREE

CREDIT LLC

Notice of Formation of Green Tree Credit LLC. Arts. of Org. filed with Secy. of State of N.Y. (SSNY) on 5/20/03. Office location: NY County. SSNY designated as agent of LLC upon whom process against it may be served. SSNY shall mail process to: c/o CT Corporation System, 111 8th Ave., NY, NY 10011, registered agent upon whom process may be served. Purpose: all lawful purposes.

09/08/06-10/13/06

CERTIFICATE OF PUBLICATION

OF

Green Tree Credit LLC
(Name of Domestic Limited Liability Company)
Under Section 206 of the Limited Liability Company Law
Filed by:	Green Tree Servicing LLC
(Name)
345 Saint Peter Street
(Mailing Address)
Saint Paul, MW 55102
(City, State and Zip Code)
Cust Ref 6710374 CAS

Note: This form was prepared by the New York State Department of State for filing a certificate of publication for a domestic limited liability company. You are not required to use this form. You may draft your own form or use forms available from legal stationary stores. The Department of State recommends that legal documents be prepared under the guidance of an attorney. This certificate of publication, with the affidavits of publication of the newspapers annexed thereto, must be submitted with a $50 filing fee payable to the Department of State.

For DOS Use Only

Attach this page after the affidavits of publication.

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